UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

CHINA INDUSTRIAL STEEL INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-172135	27-1847645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Wall Street, 11th Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-646-328-1502

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2011, Handan Hongri Metallurgy Co., Ltd. (“Hongri”), the operating entity of China Industrial Steel Inc. (the “Company”) entered into a loan agreement (the “Agreement”) with Raiffeisen Bank International AG Beijing Branch (“Raiffeisen”). The Agreement provides for a revolving credit facility in an aggregate principal amount of  Renminbi (“RMB”) 180,000,000 (approximately $28,224,000) which shall be used as working capital.

Borrowings under the Agreement will bear interest at 130% of the benchmark rates of similar loans published by the People’s Bank of China. The interest is calculated on the daily basis and shall be paid on the 20th of the last month of each quarter. The credit facility matures on July 31, 2012 and is secured substantially by the following:

•	all machineries and equipment of Hongri;

•	inventories of Hongri and Hebei New Wu’an Iron & Steel Group Drying and Melting Co., Ltd., with a value of not less than RMB 75,000,000 (approximately $11,760,000);

•	a security deposit of RMB 15,000,000 (approximately $2,352,000);

•	corporate guaranty from Hebei Wu’an Yuanbaoshan Industry Group Co., Ltd. (“Yuanbaoshan”), a majority shareholder of Hongri; and

•	personal guaranty from Mr. Beifang Liu, Chairman of Yuanbaoshan and Mr. Shenghong Liu, Chairman and Chief Executive Officer of the Company.

The Agreement also contains customary events of default for facilities of this type the occurrence of which would allow Raiffeisen to accelerate repayment of all outstanding amounts owed and terminate the facility, including among others, (a) the failure to pay when due the obligations to any entity/individual; (b) any representation or warranty made, or report, certificate or financial statement delivered, to Raiffeisen subsequently proven to have been incorrect in any material respect; (c) the failure to perform any covenants under the Agreement; (d) the occurrence of bankruptcy or insolvency events; and (e) the occurrence of any material unfavorable financial conditions of Hongri and/or its guarantors.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement by and between Raiffeisen Bank International AG Beijing Branch and Handan Hongri Metallurgy Co., Ltd., dated June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INDUSTRIAL STEEL INC.
Dated: October 26, 2011
	By:	/s/ Liu Shenghong
	Name:	Liu Shenghong
	Title:	Chairman and Chief Executive Officer